Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 24, 2007 relating to the financial statements of DDR Macquarie Fund LLC which appears in Developers Diversified Realty Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
December 3, 2008